EXHIBIT 10.97
AMENDMENT
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT (the “Amendment”) to the Employment Agreement by and between William P. Foley, II (the “Employee”) and Fidelity National Financial, Inc. (the “Company”), effective as of March 22, 2001 (the “Agreement”), is made effective as of May 1, 2006, by and between the Company and the Employee.
WITNESSETH THAT
     WHEREAS, the Company and the Employee are parties to the Agreement effective March 22, 2001 with a five year term expiring March 22, 2006 (the “Term”); and
     WHEREAS, Section 2 of the Agreement provides that the Term may be extended at any time upon mutual agreement of the parties; and
     WHEREAS, the Company and the Employee desire to extend such Term through December 31, 2006.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and the Employee hereby agree as follows:
1.	Section 2 of the Agreement shall be amended to read as follows:

“2. Term. The term of this Agreement shall commence on the Effective Date and end December 31, 2006, subject to prior termination as set forth in Section 7, below (the “Term”). The Term may be extended at any time upon mutual agreement of the parties.”
     All provisions of the Agreement not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made by this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Amendment to be executed.

FIDELITY NATIONAL FINANCIAL, INC.	WILLIAM P. FOLEY, II

/s/ Alan L. Stinson	/s/ William P. Foley, II

By: Alan L. Stinson Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer